Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-1 No. 333-221657,      and Forms S-8 Nos. 333- 129251, 333-168999, 333-169000, 333-183786, 333-183788, 333-183796,      333-198227, 333-198228 and 333-164705) of our report dated March 27, 2019, relating to the consolidated financial statements of UQM Technologies, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty), appearing in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Moss Adams LLP

Denver, Colorado

March 27, 2019